Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201	Filed in the office of	Document Number
(776) 684-5708	/s/ Barbara K. Cegavske	20150329392-26
Website: www.nvsos.gov	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	07/21/2015 9:10 AM
	State of Nevada	Entity Number
Certificate of Amendment		E0505002010-6
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1. Name of the corporation:
Moxian China, Inc.

2. The articles have been amended as follows: (provide article number if available)
Article I shall be replaced in its entirety by the following: “Article I. Corporate Name The name of the Corporation is Moxian, Inc.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.8%

4. Effective date of filing: (optional) Date: July 29, 2015 Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Barbara K. Cegavske
Signature of Officer

*if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees ay cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 1-5-15